STOCK REDEMPTION AND PURCHASE AGREEMENT


         THIS STOCK REDEMPTION AND PURCHASE AGREEMENT (the "Agreement") is made and entered into to be effective as of June 28, 2011 (the "Effective Date"), by and between MEDINA INTERNATIONAL HOLDINGS, INC., a California corporation ("MIHI") and WINTEC PROTECTIVE SYSTEMS, INC., a Texas corporation ("WinTec").

                              W I T N E S S E T H:
         WHEREAS, contemporaneously herewith, MIHI has been issued twenty million four hundred thousand (20,400,000) shares of common stock of WinTec, $0.001 par value per share (collectively, the "MIHI Shares");

         WHEREAS, MIHI has loaned up to One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) to WinTec pursuant to that certain Revolving Promissory Note made by WinTec in favor of MIHI (the "Promissory Note");

         WHEREAS, upon the full repayment of the Promissory Note, MIHI has granted WinTec the right to redeem twelve million four hundred thousand
(12,400,000) shares of common stock of WinTec, out of the MIHI Shares (collectively, the "Redemption Shares");

         WHEREAS, contemporaneously with the redemption by WinTec of the Redemption Shares, MIHI intends to grant to WinTec options to purchase three million (3,000,000) shares of common stock of MIHI, $0.0001 par value per share, at a strike price of Ten Cents ($0.10) per share (collectively, the "Options"); and

         WHEREAS, it is the intent and purpose of this Agreement to specify the terms and conditions under which (a) WinTec will redeem the Redemption Shares from MIHI, and (b) MIHI will issue the Options to WinTec.

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties agree as follows:


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                                    ARTICLE I
                                   DEFINITIONS

         1.1 Recitals. The defined terms set forth in the recitals are incorporated herein by this reference for all purposes.

         1.2 Additional Definitions. In addition to the terms defined elsewhere in this Agreement, as used herein,

                  (a) "Affiliate" means, as to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the Person (whether through ownership of capital stock, by contract or otherwise).

                  (b) "Business Day" means any day of the year on which national banking institutions in Houston, Texas are open to the public for conducting business and are not required or authorized to close.

                  (c) "Governmental Entity" means any court or tribunal or administrative, governmental or regulatory body, agency or authority.

                  (d) "Law" or "Laws" means any domestic or foreign law, order, writ, injunction, decree, ordinance, statute, rule or regulation enacted, issued or entered by a Governmental Entity.

                  (e) "Legal Proceeding" means any judicial, administrative or arbitral actions, suits, mediation, investigation, inquiry, proceedings or claims (including counterclaims) by or before a Governmental Entity.

                  (f) "Material Adverse Effect" means, with respect to any Person, any change, circumstance or effect that, individually or in the aggregate with all other changes, circumstances and effects, is materially adverse to the assets, properties, financial condition or results of operations of such Person, taken as a whole, or the ability of such Person to consummate the transactions contemplated by this Agreement; provided, however, that any change resulting from (i) general economic conditions or industry conditions that does not disproportionately affect such Person, (ii) the announcement of the transactions contemplated by this Agreement and the performance of the obligations of the parties under this Agreement, (iii) any change in Law, or (iv) any action permitted by this Agreement shall not constitute a Material Adverse Effect.

                  (g) "Order" means any order, injunction, judgment, doctrine, decree, ruling, writ, assessment or arbitration award of a Governmental Entity or arbitral tribunal.

                  (h) "Permit" means any approval, authorization, consent, license, permit or certificate of a Governmental Entity.

                  (i)  "Person"  means  an  individual,   corporation,   limited
         liability company, partnership, association, trust, unincorporated organization, joint venture, or a governmental entity or any department, agency or political subdivision thereof.

                  (j)  "Tax" or  "Taxes"  means  all  federal,  state,  local or foreign taxes, charges, fees, imposts, duties, levies, gaming or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign), and shall include any tax for which a party is liable under U.S. Treasury Regulation Section 1.1502-6 (or any comparable rule or provision of any tax law), any liability in respect of taxes imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement.

                  (k) "Tax Returns" means any report, return, document, declaration, or any other information or filing required to be supplied to any taxing authority or jurisdiction (domestic or foreign) in respect of Taxes, including, information returns, any document in respect of or accompanying payments or estimated Taxes, or in respect of or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

                                   ARTICLE II
                    REDEMPTION OF SHARES; ISSUANCE OF OPTIONS

         2.1 Sale and Redemption of Shares and Issuance of Options. Upon the terms and subject to the conditions contained herein, on the Closing Date, MIHI agrees to (a) sell the Redemption Shares to WinTec, pursuant to a redemption by WinTec, free and clear of any and all liens, security interests, claims, mortgages, assessments, equitable interests, options, pledges, rights of first refusal, or other encumbrances or restrictions of any kind, including any restrictions on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, and (b) issue to WinTec the Options to purchase additional shares of the stock of MIHI; and WinTec agrees to purchase and redeem the Redemption Shares from MIHIand accept and receive the Options from MIHI, all for the consideration set forth in this Article II.

         2.2 Purchase Price. On the Closing Date, WinTec shall pay the total sum of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) for the benefit of MIHI, for the Redemption Shares and the issuance of the Options acquired hereunder (the "Purchase Price"), which shall be paid to MIHI via cash, certified check, wire transfer, or other immediately available funds.

                                   article iii
                                     CLOSING

         3.1 Closing Date. The consummation of (a) the sale and redemption of the Redemption Shares, and (b) grant and issuance of the Options, as provided for in Section 2.1 (the "Closing") shall take place on such date as determined by WinTec, upon the full repayment of the Promissory Note, provided that WinTec has given MIHI five (5) business days' prior written notice thereof (the "Closing Date").

         3.2 Closing Date Deliveries of MIHI. At Closing, MIHI shall deliver or cause to be delivered to WinTec:

                  (a) the share certificate representing all of the MIHI Shares, endorsed in blank or accompanied by duly executed assignment documents;

                  (b) a resignation of one (1) of the directors of WinTec appointed by MIHI from his or her position as director of WinTec, in the form attached as Exhibit A (the "Resignation");

                  (c) a duly executed Consent Action of the shareholders and directors of WinTec, approving the Resignation, reducing the total number of directors of WinTec to six (6), authorizing the redemption of the Redemption Shares, and the acceptance of the Options, in the form attached as Exhibit B (the "Consent Action");

                  (d) a duly executed Stock Option Award, evidencing the grant of the Options to WinTec, in the form attached as Exhibit C
         (the "Option Award");

                  (e) duly executed resolutions of the directors of MIHI, authorizing the redemption of the Redemption Shares and the issuance of the Options to WinTec; and

                  (f) such other documents as WinTec shall reasonably request.

         3.3 Closing Date Deliveries of WinTec. At Closing, WinTec shall deliver or cause to be delivered to MIHI:

                  (a) payment of the Purchase Price;

                  (b) a duly issued share certificate representing the remainder of the MIHI Shares then-owned by MIHI, less the Redemption Shares;

                  (c) a duly executed Option Award;

                  (d) a duly executed Consent Action; and

                  (e) such other documents as MIHI shall reasonably request.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF MIHI

         MIHI represents and warrants to WinTec that the following representations and warranties are true and correct and shall be true and correct as of the Closing (with the understanding that WinTec is relying materially on each such representation in entering into and performing this Agreement):

         4.1 Status of MIHI. MIHI is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of California, and has the requisite corporate power to own its properties and to carry on its business as presently conducted.

         4.2 Authorization of Agreement. MIHI has the requisite power and authority to enter into and perform this Agreement, and to issue the Options to WinTec. The execution, delivery, and performance of this Agreement by MIHI and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of MIHI or its Board of Directors is required. This Agreement has been duly authorized, executed, and delivered by MIHI and constitutes a valid and binding obligation of MIHI, enforceable against MIHI in accordance with the terms hereof.

         4.3 No Conflicts. The execution, delivery, and performance of this Agreement and the consummation by MIHI of the transactions contemplated hereby or relating hereto do not and will not (a) result in a violation of MIHI's charter documents or bylaws or other organizational documents, or (b) conflict with, or constitute a default (or an event which, with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation, of any agreement, indenture, or instrument or obligation to which MIHI is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment, or decree of any court or governmental agency applicable to MIHI or its properties (except for such conflicts, defaults, and violations as would not, individually or in the aggregate, have a Material Adverse Effect on MIHI). MIHI is not required to obtain any consent, authorization, or order of, or make any filing or registration with, any court or governmental agency, or the Over the Counter Bulletin Board (the "Bulletin Board"), in order for it to execute, deliver, or perform any of its obligations under this Agreement or to sell the Options in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, MIHI is assuming and relying upon the accuracy of the relevant representations and agreements of WinTec herein.

         4.4 Consents and Approvals. No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Governmental Entity or third party is required on the part of MIHI in connection with the execution and delivery of this Agreement, the compliance by MIHI with any of the provisions hereof, or the consummation of the transactions contemplated hereby.

         4.5 Ownership and Transfer of Redemption Shares. MIHI is the record and beneficial owner of the Redemption Shares, free and clear of any and all liabilities, liens, encumbrances, pledges, trusts, equities, charges, options, restrictions, obligations, commitments, or other burdens or encumbrances of any nature whatsoever.

         4.6 Litigation of MIHI. There is no Legal Proceeding pending or, to the actual knowledge of MIHI, threatened against MIHI or to which MIHI is otherwise a party relating to the Redemption Shares, the Options, this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement.

         4.7      Status of Options.  The Options, upon issuance:

                  (a) have been, or will be, duly and validly authorized, and on the date of exercise of the Options, the resulting shares of common stock of MIHI will be duly and validly issued, fully paid and nonassessable and registered pursuant to applicable Federal securities Laws pursuant to an effective registration statement or exempt from registration, and therefore free trading, unrestricted and unlegended;

                  (b) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of MIHI or rights to acquire securities of MIHI; and

                  (c) will not subject the holders thereof to personal liability by reason of being such holders.

         4.8 No Market Manipulation. MIHI has not taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of MIHI to facilitate the sale or resale of the Options or affect the price at which the Options may be exercised, issued, or resold.

         4.9 Financial Advisor. No financial advisor, broker, finder or investment banker is entitled to any brokerage, finder's, other fee or commission, or expense reimbursement from MIHI in connection with the transactions contemplated by this Agreement, and if any such fee shall become due, it shall be paid by MIHI at or before Closing, and MIHI will indemnify and hold WinTec harmless for any obligation for payment.

         4.10 Full Disclosure. The information and documentation made available to WinTec in relation to its due diligence investigation of MIHI is complete and correct in all respects, and there are no omissions of facts or information that may have an adverse bearing on the evaluation of the Options for purchase by WinTec.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF WINTEC

         WinTec warrants to MIHI that the following representations and warranties are true and correct and shall be true and correct as of the Closing (with the understanding that MIHI is relying materially on each such representation in entering into and performing this Agreement):

         5.1 Status of WinTec. WinTec is a corporation duly incorporated, validly existing, and in good standing under the Laws of the State of Texas, and has the requisite corporate power to own its properties and to carry on its business as presently conducted.

         5.2 Authorization of Agreement. WinTec has the requisite power and authority to enter into and perform this Agreement and redeem the Redemption Stock from MIHI. The execution, delivery, and performance of this Agreement by WinTec and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of WinTec or its Board of Directors is required. This Agreement has been duly authorized, executed, and delivered by WinTec and constitutes a valid and binding obligation of WinTec, enforceable against WinTec in accordance with the terms hereof.

         5.3 No Conflicts. The execution, delivery, and performance of this Agreement and the consummation by WinTec of the transactions contemplated hereby or relating hereto do not and will not (a) result in a violation of WinTec's charter documents or bylaws or other organizational documents, or (b) conflict with, or constitute a default (or an event which, with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation, of any agreement, indenture, or instrument or obligation to which WinTec is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment, or decree of any court or governmental agency applicable to WinTec or its properties (except for such conflicts, defaults, and violations as would not, individually or in the aggregate, have a Material Adverse Effect on WinTec). WinTec is not required to obtain any consent, authorization, or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver, or perform any of its obligations under this Agreement or to redeem the Redemption Shares or acquire the Options in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, WinTec is assuming and relying upon the accuracy of the relevant representations and agreements of MIHI herein.

         5.4 Consents and Approvals. No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, Governmental Entity or third party is required on the part of WinTec in connection with the execution and delivery of this Agreement, the compliance by WinTec with any of the provisions hereof, or the consummation of the transactions contemplated hereby.

         5.5 Financial Advisor. No financial advisor, broker, finder or investment banker is entitled to any brokerage, finder's, other fee or commission, or expense reimbursement from WinTec in connection with the transactions contemplated by this Agreement, and if any such fee shall become due, it shall be paid by WinTec at or before Closing, and which WinTec will indemnify and hold MIHI harmless from any obligation for payment.

                                   ARTICLE VI
                                OTHER AGREEMENTS


         6.1 Resignation and Reduction of Directors. Contemporaneously herewith, one (1) of the directors of WinTec appointed by MIHI shall resign from the board of directors of WinTec, pursuant to the Resignation. MIHI agrees and acknowledges that the total number of directors of WinTec that it shall be entitled to appoint shall be reduced from three (3) to two (2), and at Closing shall execute the Consent Action evidencing such reduction.

                                   ARTICLE VII
                        CERTAIN COVENANTS OF THE PARTIES

         7.1 Conduct of Business Before Closing. Except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, each of MIHI and WinTec will conduct its operations in the ordinary course of business consistent with past practices and use reasonable efforts to preserve intact its current business organizations, preserve its relationships with customers, suppliers, and others having business dealings with such party, and preserve the goodwill of such party through the Closing Date. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, from the date hereof and prior to the Closing Date, neither MIHI nor WinTec shall, without the prior written consent of the other party:

                  (a)amend its organizational and governing corporate documents;

                  (b) split, combine or reclassify any of its shares of capital stock, which would have the effect of (i) in the case of MIHI, diluting the Options, or (ii) in the case of WinTec, diluting the Redemption Shares;

                  (c) take or agree in writing or otherwise to take any action which would make any of the representations or warranties of such party contained in this Agreement untrue, incomplete or incorrect in any material respect.

         7.2 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, obtaining at the earliest practical date all consents, waivers, approvals, Orders, Permits, authorizations and declarations from, make all filings with, and provide all notices to, all Governmental Entities and third parties which are required to consummate, or in connection with, the transactions contemplated by this Agreement.

         7.3 Public Announcements. Prior to the Closing there shall be no press releases or other public statements in respect of the transactions contemplated by this Agreement, and no party shall issue any such press release or make any such public statement without the prior mutual written consent of both WinTec and MIHI, except as may be required by applicable Law.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

         8.1 Conditions Precedent to Obligations of WinTec. The obligation of WinTec to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions precedent (any or all of which may be waived by WinTec in WinTec's sole discretion in whole or in part):

                  (a) the representations and warranties of MIHI set forth in this Agreement shall be true and correct, in each case, as of the date of this Agreement and as of the Closing as though made at and as of the Closing;

                  (b)  MIHI  shall  have   performed   and  complied   with  all
         obligations and agreements required in this Agreement to be performed or complied with by them on or prior to the Closing Date;

                  (c) there shall not have been or occurred any event, change, occurrence or circumstance that, individually or in the aggregate with any such events, changes, occurrences or circumstances, has had or would reasonably be expected to have a Material Adverse Effect on MIHI;

                  (d) no Legal Proceedings shall have been instituted or threatened, or claim or demand made, against MIHI or WinTec which could reasonably be expected to restrain or prohibit, or to obtain substantial damages with respect to, the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Entity of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

                  (e) MIHI and WinTec shall have obtained all other material consents, approvals, orders and authorizations of, and registrations with, and made all other material declarations or filings with, any Governmental Entity required to be obtained or made by them in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

                  (f) WinTec shall have received the items listed in Section 3.2; and

                  (g) MIHI shall not be in material breach of (i) that certain License Agreement (the "License Agreement") or (ii) that certain Right of First Refusal Agreement (the "ROFR Agreement"), both entered into by and between MIHI and WinTec contemporaneously herewith.

         8.2 Conditions Precedent to Obligations of MIHI. The obligations of MIHI to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions precedent (any or all of which may be waived by MIHI in whole or in part):

                  (a) the representations and warranties of WinTec set forth in this Agreement shall be true and correct, in each case, as of the date of this Agreement and as of the Closing as though made at and as of the Closing;

                  (b) WinTec shall have performed and complied with all obligations and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including but not limited to the full repayment of the Promissory Note;

                  (c) no Legal Proceedings shall have been instituted or threatened or claim or demand made against MIHI or WinTec which could reasonably be expected to restrain or prohibit, or to obtain substantial damages with respect to, the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Entity of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

                  (d) MIHI and WinTec shall have obtained all other material consents, approvals, orders or authorizations of, and registrations with, and all other material declarations and filings with, any Governmental Entity required to be obtained or made by them in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

                  (e) MIHI shall have received the items listed in Section 3.3; and

                  (g) WinTec shall not be in material breach of the License or the ROFR Agreement.

                                   ARTICLE IX
                                   TAX MATTERS

         9.1 Cooperation on Tax Matters. WinTec and MIHI shall cooperate fully, as and to the extent reasonably requested by the other party in connection with the filing of Tax Returns related to the transactions contemplated hereby and any audit, litigation or other proceeding with respect to Taxes relating to the Redemption Shares or the Options.

         9.2 Payment of Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the purchase and sale of the Redemption Shares and the Options pursuant to this Agreement (including any state or local gains Tax, state or local transfer Tax and any similar Tax imposed in other states or subdivisions), shall be paid by MIHI when due, and MIHI will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees; and, if required by applicable law, WinTec will join in the execution of any such Tax Returns and other documentation.

                                    ARTICLE X
                                   TERMINATION

         10.1 Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

                  (a) by either of MIHI, on the one hand, or WinTec, on the other hand, if there has been a material misrepresentation, material breach of warranty or material breach of covenant on the part of the other in the representations, warranties and covenants set forth in this Agreement; provided, however, that termination by MIHI requires the written consent of both Medina and Mankal; or

                  (b) by mutual written consent of MIHI, WinTec, Medina, and Mankal.

         10.2 Effect of Termination. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement, provided, however, that nothing in this Section 10.2 shall relieve either party of any liability for a breach of this Agreement prior to the effective date of termination.

                                   ARTICLE XI
                          RELEASES AND INDEMNIFICATIONS

         11.1 Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement shall survive the Closing until the later of (i) the date which is three (3) years following the Closing Date, and (ii) the final resolution of any outstanding claims made with respect to such representations and warranties prior to the date which is three
(3) years following the Closing Date.

         11.2 Indemnification by MIHI. Subject to the provisions of this Article XI, MIHI shall indemnify and hold harmless WinTec and WinTec's shareholders, directors, officers, subsidiaries, Affiliates, employees, representatives and successors (collectively, the "WinTec Parties") from and against (i) its portion of all material loss, costs, damage, liability, obligation, claim or expense (including reasonable out-of-pocket professional fees and similar expenses) (collectively the "Indemnified Losses") incurred or suffered by the WinTec Parties prior to the expiration of the applicable survival period under Section
11.1 as a result of (a) a material breach by MIHI of any material representation or warranty made by MIHI in this Agreement or (b) a material breach by MIHI of any material covenant or agreement made or to be performed by MIHI set forth in this Agreement; or (ii) all Taxes of MIHI and any and all Taxes (or the nonpayment thereof) imposed on WinTec based on a breach by MIHI of this Agreement or any of the representations and warranties contained herein;
provided, however, MIHI shall not be liable and shall not provide indemnification for any Taxes assessed against WinTec due to subsequent actions by WinTec after the Closing Date that affected any such Taxes.

         11.3  Indemnification  by  WinTec.  Subject to the  provisions  of this
Article XI, WinTec shall indemnify and hold harmless MIHI and MIHI's shareholders, directors, officers, subsidiaries, Affiliates, employees, representatives and successors (collectively, the "MIHI Parties") from and against all Indemnified Losses incurred or suffered by the MIHI Parties prior to the expiration of the applicable survival period under Section 11.1 as a result of (i) a material breach by WinTec of any representation or warranty made by WinTec in this Agreement, or (ii) a material breach by WinTec of any covenant or agreement made or to be performed by WinTec set forth in this Agreement.

         11.4 Material. For purposes of this Article XI, "material" shall be defined to mean an amount, or an action that causes an amount, in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00).

         11.5 Limitations on Indemnification. Notwithstanding any other provision of this Agreement, no party shall be liable for punitive, remote or speculative damages, and each party hereby waives any right to seek recovery thereof.

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1     Entire Agreement; Assignment.

                  (a) This Agreement, together with all written agreements referenced herein, constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties in respect of the subject matter hereof.

                  (b) This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, heirs, executors and permitted assigns. Except as expressly set forth herein, nothing in this Agreement is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  (c)  No  assignment  of  this   Agreement  or  any  rights  or
         obligations hereunder may be made by any party without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void, provided, that a party may by written notice assign its rights under this Agreement to an Affiliate without the prior consent of the other parties, but in no event shall such assignment release or limit such assigning party from any of its obligations under this Agreement, including such assigning party's obligations under this Section 12.1.

         12.2 Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given and received, (i) three (3) Business Days following sending by registered or certified mail, postage prepaid, (ii) when sent by facsimile; provided, however, that the facsimile is promptly confirmed by telephone confirmation thereof,
(iii) when delivered,  if delivered  personally to the intended  recipient,  and
(iv) one (1) Business Day following sending by overnight delivery via an internationally recognized courier service, and in each case, addressed to a party at the following address for such party:

            if to MIHI:             Medina International Holdings, Inc.
                                    Attn:  __________________
                                    1802 Pomona Rd., Corona, CA 92880
                                    Facsimile:  ______________

            and a copy to:          _______________________

                                    Attn:_____________________
                                    __________________________
                                    __________________________
                                    Facsimile: _______________

            if to WinTec:           WinTec Protective Systems, Inc.
                                    Attn: Robert Doherty
                                    14027 Memorial Drive, Suite 241
                                    Houston, Texas 77079-6826
                                    Facsimile: _______________

            and a copy to:          Rapp & Krock, PC
            (which shall not
            constitute notice)      Attn: Bradley W. Rapp
                                    3050 Post Oak Boulevrd, Suite 400
                                    Houston, Texas 77056
                                    Facsimile: (713) 759-9967
or to such other address or facsimile number as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

         12.3 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Texas, without regard to the conflict of Laws principles thereof.

         12.4  Descriptive   Headings.   The  descriptive  headings  herein  are
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         12.5 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable: (i) the parties shall negotiate in good faith to create a suitable and equitable provision that shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, provided that in the event the parties are unable to mutually agree on such a provision, a competent court of jurisdiction may create such a provision; and
(ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         12.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         12.7 Costs. Except as otherwise expressly set out in this Agreement, each party shall bear its own costs in connection with the negotiation, preparation and implementation of this Agreement.

         12.8 Amendment. This Agreement may only be modified, altered or amended in a writing executed by a duly authorized representative of each party.

         12.9 Dispute Resolution. The prevailing party in any litigation, arbitration, mediation, controversy, or other form of dispute resolution related to this Agreement and the transactions contemplated hereby shall be entitled to the award of all reasonable attorneys' fees, expert witness fees, costs, and expenses related to the prosecution or defense of any such litigation, arbitration, mediation, controversy, or other form of dispute resolution.

                [End of Agreement - Signatures on Following Page]

         IN WITNESS WHEREOF, this Agreement has been executed and shall take effect as of the Effective Date.

MEDINA INTERNATIONAL                              WINTEC PROTECTIVE SYSTEMS,
HOLDINGS, INC., a California                      INC., a Texas corporation
corporation

                                             By: ______________________________
By: ________________________________             Robert Doherty
    Daniel Medina                                Chief Executive Officer
    President

                                    EXHIBIT A

                               Form of Resignation



         I,  _________________________,  do hereby  tender my  resignation  as a
Director of WINTEC PROTECTIVE SYSTEMS, INC., a Texas corporation (the "Corporation"). This resignation shall be effective as of the date this resignation is accepted by the Corporation.
         EXECUTED as of the ___ day of __________, 20___.


                                     Name: ______________________________

                                    EXHIBIT B

                             Form of Consent Action



         Pursuant to the provisions of the Texas Business Organizations Code, the undersigned, being all of the shareholders and Directors of WINTEC PROTECTIVE SYSTEMS, INC., a Texas corporation (the "Corporation"), hereby consent to, ratify and approve the following resolutions, and the same shall have the same force and effect as if adopted at a formal meeting duly called and held for the purpose of acting upon a proposal to adopt such resolutions:

                  Resolutions Approving Redemption and Purchase

                  RESOLVED, that the conditions precedent for the closing of the Stock Redemption and Purchase Agreement (the "Redemption and Purchase Agreement") by and between the Corporation and Medina International Holdings, Inc., a California corporation ("MIHI"), have been satisfied or waived by the Corporation and/or MIHI;

                  RESOLVED, that pursuant to the Redemption and Purchase Agreement, the Corporation shall redeem and liquidate the Redemption Shares (as such term is defined in the Redemption and Purchase Agreement) and receive from MIHI the Options (as such term is defined in the Redemption and Purchase Agreement), as more particularly set forth in the Redemption and Purchase Agreement (the "Redemption and Purchase Transaction");

                  RESOLVED, that the Directors have determined that the Corporation will not be insolvent after giving effect to the Redemption and Purchase Transaction, and the liquidation, redemption, and purchase will not exceed the surplus of the Corporation;

                  RESOLVED,  that the material facts as to the  relationship and interest of MIHI in the sale of the Options, and the material facts as to the Redemption and Purchase Transaction, are known to the shareholders and the Board of Directors, and such purchase of the Options and the Redemption and Purchase Transaction and the Redemption and Purchase Agreement is fair to the Corporation;

                  RESOLVED, that the closing of the Redemption and Purchase Agreement be and hereby is approved, authorized, ratified and confirmed on behalf of the Corporation, and the appropriate officers of the Corporation are hereby authorized and directed to execute and deliver such documents and instruments on behalf of the Corporation, and to take all necessary actions to implement the Redemption and Purchase Transaction;

                  RESOLVED, that by their signatures hereto, the shareholders and Directors of the Corporation hereby authorize (a) the redemption of the Redemption Shares and (b) the receipt of the Options, all as contemplated by the Redemption and Purchase Agreement, and the payment the consideration pursuant to such Redemption and Purchase Agreement;

                  RESOLVED,   that  the  Redemption   Shares   redeemed  by  the
         Corporation be retained by the Corporation and the Redemption Shares not be issued to the remaining shareholders, or new shareholders, without adequate consideration;

                  RESOLVED, that the stock certificate(s) issued to MIHI be canceled, and a new stock certificate be issued to MIHI, evidencing its remaining ownership of eight million (8,000,000) shares of common stock of the Corporation;

                  RESOLVED, that the President and Secretary of the Corporation be and hereby are authorized, empowered and directed to issue and deliver a certificate representing such stock to MIHI, and that such shares when so issued and delivered shall be fully paid and non-assessable shares;

                  Resolutions Reducing the Number of Directors

                  RESOLVED, that the resignation of ____________________ as Director of the Corporation, effective as of the date of these resolutions, is hereby acknowledged and accepted;

                  RESOLVED, that the number of Directors constituting the entire Board of Directors of the Corporation shall decrease from seven (7) to six (6) pursuant to Section 3.2 of the Bylaws of the Corporation;

                  RESOLVED, that the President and Secretary of the Corporation be and hereby are authorized, empowered and directed to issue and deliver certificates representing such stock to Medina and Mankal, and that such shares when so issued and delivered shall be fully paid and non-assessable shares; and

                  RESOLVED, that the proper officers of the Corporation be and they hereby are authorized and directed to execute, in the name and on behalf of the Corporation and under its corporate seal or otherwise, certificates, applications or other instruments and to take from time to time any and all such actions necessary or desirable to carry out the purpose of the foregoing resolutions.

         EXECUTED to be effective as of ____________________, 20___.

DIRECTORS:


------------------------------------            --------------------------------
IRA HELD                                        ROBERT DOHERTY


------------------------------------            --------------------------------
TREY LENTZ                                      Name: __________________________


------------------------------------            --------------------------------
HUNTER PEYTON                                   Name: __________________________



SHAREHOLDERS:

MEDINA INTERNATIONAL                    PLH HOLDINGS, LLC, a Texas limited
HOLDINGS, INC., a California            liability company
corporation

                                        By: ________________________________
By: _________________________                    Ira Held, President
    Daniel Medina, President

                                    EXHIBIT C

                      Form of Stock Option Award Agreement